Exhibit 99.1

Northern Oil and Gas, Inc. Provides Fourth Quarter 2018 Update and
Initial Share Repurchase Activity

•	Northern has repurchased approximately 12.0 million shares of common stock since October 1, 2018, 4.6 million shares of which were repurchased in this calendar year through January 21, 2019.

•
Production for the fourth quarter of 2018 is expected to be in the upper half of prior guidance of 35,000 - 36,000 Boe per day, despite negative impact from curtailments and shut-ins during a turbulent quarter for in-basin realized prices.

•	Northern increased hedged oil volumes to further protect cash flows and liquidity, with 2019 hedges averaging over $63 per barrel (detailed hedge positon included below).

•
Northern experienced strong cash flows during the fourth quarter, reducing the amount drawn on the company’s revolving credit facility to only $140 million at December 31, 2018, a $35 million reduction from the previously announced balance on November 5, 2018.

MINNEAPOLIS, MINNESOTA - January 22, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) today announced initial activity under its previously announced stock repurchase program and provided a general business update, including updated fourth quarter estimates and hedging information. Management will be meeting with investors in several cities over the coming weeks.

OPERATIONS

Completion activity for the quarter was in line with expectations. The company added 7.7 organic net wells to production during the fourth quarter, bringing 2018 organic well additions to 30.8 net wells. Differentials were extremely volatile during the quarter and, based on October and November receipts, Northern now expects its fourth quarter average differential will be between $9.00 - $10.00 per barrel. This would result in 2018 average differentials modestly above the high end of prior guidance of $4.75 - $5.75. Differentials in the first quarter of 2019 have improved substantially from fourth quarter levels, as anticipated. Fourth quarter lease operating expenses (LOE) were better than anticipated, and as a result full year 2018 average LOE is now expected to be slightly below the low end of prior guidance of $7.50 - $7.75.

CASH FLOW AND LIQUIDITY

Northern anticipates generating strong cash flow from operations in 2019 that exceeds the company’s capital expenditure budget. The focus continues to be on executing the stated business plan of organic production growth while generating free cash flow. The company will seek to allocate a portion of that cash flow to acquisitions and debt reduction, and monitor additional opportunities to return capital to shareholders. A recent amendment from Northern’s bank syndicate, allowing the company to repurchase up to $50 million of its Senior Secured Notes, could be used to further reduce debt and interest expense. Northern had total liquidity of approximately $285 million as of December 31, 2018, consisting of cash and borrowing availability under the revolving credit facility.

ACQUISITION OPPORTUNITIES

Northern’s goal is to leverage its strong financial position to allow the company to counter-cyclically invest in acreage and drilling opportunities in the Williston Basin during volatile pricing periods.  The company has had great success in this regard recently.  Northern’s ground game acquisition activity increased toward the end of the year with lower oil prices as land brokers and operators began shedding capital expenditure exposure.  The company acquired approximately 1.0 net producing well, 3.3 net wells in process and 8,465 net acres in the fourth quarter and first few weeks of January at an average price of $1,785 per acre.  As the natural consolidator of non-operated working interests in the Williston Basin, Northern believes this trend will disproportionately benefit the company.

MANAGEMENT COMMENT

“Despite a very volatile market, Northern’s assets continued to deliver in the fourth quarter, allowing the company to both reduce debt and return capital to investors,” commented Northern’s Chief Executive Officer, Brandon Elliott. “Northern is well positioned to take advantage of volatile commodity markets. We look forward to meeting with investors over the coming weeks and announcing our financial performance for 2018 and the fourth quarter in mid-March.”

HEDGES

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following tables summarize Northern’s crude oil derivative and basis swap contracts scheduled to settle after September 30, 2018.

Crude Oil Derivative Swaps
Contract Period	Volume (Bbls)	Weighted Average Price (per Bbl)
2018:
4Q	1,855,300	$63.66
2019:
1Q	1,775,700	$62.89
2Q	1,797,250	$63.09
3Q	1,666,480	$63.44
4Q	1,612,300	$63.90
2020:
1Q	1,574,300	$60.50
2Q	1,392,300	$59.65
3Q	1,223,600	$59.71
4Q	1,093,880	$58.83
2021:
1Q	817,200	$59.52
2Q	764,400	$60.75
3Q	138,000	$55.00
4Q	138,000	$55.00

Crude Oil Derivative Basis Swaps(1)
Contract Period	Total Volumes (Bbls)	Weighted Average Differential ($/Bbl)
2019	3,650,000	($2.41)
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(1) Basis swaps are settled using the TMX UHC 1a index, as published by NGX.

PRELIMINARY FINANCIAL INFORMATION

The foregoing preliminary unaudited financial and operating information and estimates, including with respect to production, net well additions, differentials, lease operating expenses, liquidity and other matters, is based upon estimates and subject to completion of Northern’s financial closing procedures and external audit processes. Such information has been prepared by management solely on the basis of currently available information. The preliminary unaudited information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and Northern’s actual results may differ materially from these estimates because of final adjustments, the completion of the company’s financial closing procedures, and other developments after the date of this release.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: risks related to Northern’s final financial and operating closing procedures and external audit processes, changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady
Chief Financial Officer
(952) 476-9800
ir@northernoil.com